Joint Filer Information

Names:	Deerfield Private Design Fund IV, L.P., Deerfield Mgmt IV, L.P., Deerfield Management Company, L.P.

Address:	780 Third Avenue, 37th Floor New York, NY 10017

Designated Filer:	James E. Flynn

Issuer and Ticker Symbol:	AdaptHealth Corp. [AHCO]

Date of Event Requiring Statement:	November 8, 2019

The undersigned, Deerfield Mgmt IV, L.P., Deerfield Management Company, L.P. and Deerfield Private Design Fund IV, L.P. are jointly filing the attached Initial Statement of Beneficial Ownership on Form 4 with James E. Flynn with respect to the beneficial ownership of securities of DFB Healthcare Acquisitions Corp.

Signatures:

DEERFIELD MGMT IV, L.P. By: J.E. Flynn Capital IV, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD PRIVATE DESIGN FUND IV, L.P. By: Deerfield Mgmt IV, L.P., General Partner By: J.E. Flynn Capital IV, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact
DEERFIELD MANAGEMENT COMPANY, L.P. By: Flynn Management LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact